Exhibit 99.1

MusclePharm taps former Rockstar Energy executive to lead Product Development and National Marketing Strategy for Performance Energy beverages for MP and FitMiss brands.

CALABASAS, Calif., Oct 19, 2021 (GLOBE NEWSWIRE) — MusclePharm Corporation (OTCMKTS: MSLP), a global provider of leading sports nutrition and lifestyle branded nutritional supplements, today announced a partnership with former Rockstar Energy executive, Jason May. Together, they will be launching two fully functional energy drink lines, MP Combat Energy and FitMiss Complete Energy, and will build out national marketing strategy for both. MP Combat Performance Energy launches in fall of 2021 with three incredible products: Grapefruit Lime, Green Apple and Black Cherry. FitMiss Complete Energy launches early 2022, also with three flavors.

Mr. Ryan Drexler, the Chairman of the Board and Chief Executive Officer of MusclePharm, stated, “We previously announced our entrance into the energy category, with this addition MusclePharm brings on another top industry veteran to solidify the beverage team. We are ready to launch MP Combat Energy in a big way, and Mr. May brings an arsenal of experience to the initaive.”

Mr. Drexler continued, “I’m confident that this will be the ultimate partnership as we work to fully leverage MusclePharm’s legacy brand heritage and industry contacts, and I know these first three energy drinks are only the beginning of an exciting new venture. Over the next twelve months our goal is to add numerous SKUs to an ever-growing category. As we move forward, and as MusclePharm’s growth continues to attract new great talent, I passionately believe we’ll see that we are just scratching the surface of MusclePharm’s true potential.”

“As a marketer I cannot think of stronger brand in Sports and Fitness better positioned for energy category entrants than MusclePharm. A leading brand in the space with deep roots in nutrition channel distribution, MP Combat Energy is a clear and decisive winning proposition.” stated Mr. May. “I very much look forward to working with Ryan and his team to roll out top shelf product offerings backed by world class initiatives in digital, experiential, and channel marketing.”

Mr. May joins the MP beverages team currently headed up by Joey Cannata, another long time Rockstar Energy veteran. “Joey and I have a long and successful history and I consider myself fortunate to have the opportunity to work closely with him again. Joey is the best Distribution guy I have ever known in the business, and his experience and contacts combined with by marketing and product development pedigree puts us in a fantastic position for a very successful beverage venture.”

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, risks relating to consumer spending may decline or that U.S. and global macroeconomic conditions may worsen resulting in reduced demand for the Company’s products, risks relating to changes in consumer preferences away from the Company’s offerings, risks relating to the effectiveness and efficiency of the Company’s advertising campaigns and marketing expenditures, including existing brands and the launch of new brands, which may not result in increased revenue or generate sufficient levels of brand name and program awareness, risks if the Company becomes subject to health or advertising related claims from its customers, competitors or governmental and regulatory bodies, and risks relating to increased competition from other nutrition providers. As a result of these various risks, our actual outcomes and results may differ materially from those expressed in these forward-looking statements.

This list of risks, uncertainties and other factors is not complete. We discuss some of these matters more fully, as well as certain risk factors that could affect our business, financial condition, results of operations, and prospects, in reports we file from time-to-time with the SEC, which are available to read at www.sec.gov. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the results of any revisions to the forward-looking statements made in this press release.

About MusclePharm, Inc.

MusclePharm® is an award-winning, worldwide leading sports nutrition and lifestyle company offering branded nutritional supplements. Its portfolio of recognized properties includes the MusclePharm® Sport Series, Essentials Series, and recently-launched Natural Series, as well as FitMiss™–a product line designed specifically for female athletes. MusclePharm® products are available in more than 100 countries globally, with its Combat Protein product lineup being the company’s most popular.

Contact:

John Mills, Managing Partner

ICR, Inc.

646-277-1254

John.Mills@icrinc.com